Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS FIRST QUARTER OPERATING RESULTS

Dallas, TX — April 25, 2023 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended March 31, 2023.
“I am incredibly pleased with our first quarter operating performance. We reported outstanding earnings metrics while all banks were navigating the impact of the recent banking environment”, said C. Malcolm Holland, III. “These recent events have given our bankers an opportunity to connect with our customers and prospects to provide reassurance of our Company’s ability to meet their needs. I am encouraged that the time and focus put in over the years resulted in very little deposit outflow since last quarter.”

	Quarter to Date
Financial Highlights	Q1 2023	Q4 2022	Q1 2022
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$38,411	$39,897	$33,470
Diluted EPS	0.70	0.73	0.65
Book value per common share	27.54	26.83	26.86
Return on average assets[2]	1.28%	1.35%	1.36%
Efficiency ratio	48.42	47.63	52.84
Return on average equity[2]	10.55	11.03	10.00
Non-GAAP[1]
Operating earnings	$43,274	$40,395	$34,014
Diluted operating EPS	0.79	0.74	0.66
Tangible book value per common share	19.43	18.64	18.51
Pre-tax, pre-provision operating earnings	66,461	63,694	42,265
Pre-tax, pre-provision operating return on average assets[2]	2.21%	2.15%	1.71%
Pre-tax, pre-provision operating return on average loans [2]	2.84	2.78	2.34
Operating return on average assets[2]	1.44	1.36	1.38
Operating efficiency ratio	45.63	47.11	52.05
Return on average tangible common equity[2]	15.81	16.75	15.84
Operating return on average tangible common equity[2]	17.72	16.95	16.08
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“GAAP”) financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Other First Quarter Highlights

•Pre-tax, pre-provision operating return on average assets increased 6 bps from the fourth quarter of 2022 to 2.21% and increased 50 bps from the first quarter 2022;
•Pre-tax, pre-provision operating return on average loans increased 6 bps from the fourth quarter of 2022 to 2.84% and increased 50 bps from the first quarter 2022;
•Tangible book value per common share increased to $19.43 during the three months ended March 31, 2023 compared to $18.64 for the three months ended December 31, 2022 and $18.51 for the three months ended March 31, 2022;
•Non-performing assets (“NPAs”) to total assets decreased to 0.35%, or 1 bps from December 31, 2022 and 11 bps from March 31, 2022, respectively;
•Annualized net charge-offs to average loans outstanding were 4 bps for the first quarter of 2023 compared to 28 bps for the three months ended December 31, 2022;
•Total loans held for investment (“LHI”), excluding mortgage warehouse (“MW”), grew $200.7 million, or 8.9% annualized, during the three months ended March 31, 2023 from $9.04 billion at the end of the fourth quarter of 2022;
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on May 25, 2023.

Results of Operations for the Three Months Ended March 31, 2023
Net Interest Income
For the three months ended March 31, 2023, net interest income before provision for credit losses was $103.4 million and net interest margin was 3.69% compared to $106.1 million and 3.87%, respectively, for the three months ended December 31, 2022. The $2.7 million decrease in net interest income before provision for credit losses was primarily due to a $12.4 million increase in interest expense on certificates and other time deposits and a $5.8 million increase in transaction and savings deposits driven by an increase in funding costs on deposits, partially offset by a $14.9 million increase in loan yields and average balances during the three months ended March 31, 2023. Net interest margin decreased 18 basis points compared to the three months ended December 31, 2022, primarily due to the increase in funding costs on deposits during three months ended March 31, 2023, partially offset by an increase in loan yields and average balances.
Compared to the three months ended March 31, 2022, net interest income before provision for credit losses for the three months ended March 31, 2023 increased by $30.3 million, or 41.6%. The increase was primarily due to a $80.3 million increase in interest income on loans driven by an increase in average balances and loan yields, partially offset by a $28.1 million increase in transaction and savings deposits and a $19.6 million increase in certificates and other time deposits driven by an increase in funding costs. Net interest margin increased 47 basis points to 3.69% for the three months ended March 31, 2023 from 3.22% for the three months ended March 31, 2022. The increase was primarily due to the increase in average balances and loan yields during the three months ended March 31, 2023, partially offset by an increase in funding costs.

Noninterest Income
Noninterest income for the three months ended March 31, 2023 was $13.5 million, a decrease of $795 thousand, or 5.5%, compared to the three months ended December 31, 2022. The decrease was primarily due to a $5.3 million loss on sales of investment securities due to the Company selling $116.2 million of investment securities in early March 2023 and a $2.1 million decrease in customer swap income. The decrease was partially offset by a $3.9 million decrease in equity method investment losses and a $1.9 million increase in government guaranteed loan income primarily driven by an increase in USDA loans sold through our wholly owned subsidiary North Avenue Capital, LLC (“NAC”).
Compared to the three months ended March 31, 2022, noninterest income for the three months ended March 31, 2023 decreased by $1.6 million, or 10.4%. The decrease was primarily due to a $5.3 million loss on sales of investment securities due to the Company selling $116.2 million of investment securities in early March 2023 and a $1.9 million decrease in equity method investment income. The decrease was partially offset by a $4.8 million increase in government guaranteed loan income primarily driven by an increase in USDA loans sold through NAC and a $959 thousand increase in BOLI income.

Noninterest Expense
Noninterest expense was $56.6 million for the three months ended March 31, 2023, compared to $57.4 million for the three months ended December 31, 2022, a decrease of $744 thousand, or 1.3%. The decrease was primarily due to a $1.8 million decrease in salaries and employee benefits, partially offset by a $523 thousand increase in data processing and software expenses, a $196 thousand increase in third party banking services, a $120 thousand increase in telephone and communications expenses, and a $459 thousand increase in other miscellaneous expenses.
Compared to the three months ended March 31, 2022, noninterest expense for the three months ended March 31, 2023 increased by $10.0 million, or 21.6%. The increase was primarily driven by a $4.4 million increase in salaries and employee benefits, a $1.8 million increase in data processing and software expenses, a $1.4 million increase in loan and collection expenses, a $1.2 million increase in professional and regulatory fees, and a $429 thousand increase in third party banking services.

Financial Condition
Total LHI, excluding MW, were $9.24 billion at March 31, 2023, an increase of $200.7 million, or 8.9% annualized, compared to December 31, 2022. The increase was the result of the continued execution, and success of our loan growth strategy, including our continued investment in talent.
Total deposits were $9.03 billion at March 31, 2023, a decrease of $88.5 million, or 3.9% annualized, compared to December 31, 2022. The decrease was primarily the result of a decrease of $447.8 million in correspondent money market deposits and a decrease of $428.2 million in non-interest bearing deposits, partially offset by an increase of $810.2 million in certificates and other time deposits.

Credit Quality
Nonperforming assets totaled $44.5 million, or 0.35% of total assets, at March 31, 2023, compared to $43.7 million, or 0.36% of total assets, at December 31, 2022. The Company had net charge-offs of $858 thousand for the quarter, which were fully reserved against in prior quarters under our allowance for credit loss (“ACL”) model.
The Company recorded a provision for credit losses of $8.5 million for the three months ended March 31, 2023, an $11.8 million provision for credit losses for the three months ended December 31, 2022 and a $500 thousand benefit for credit losses for the three months ended March 31, 2022. The recorded provision for credit losses for the three months ended March 31, 2023, compared to the three months ended December 31, 2022, was primarily attributable to an increase in general reserves as a result of changes in economic factors and loan growth. The Company recorded a provision for unfunded commitments of $1.5 million for the three months ended March 31, 2023, a $523 thousand benefit for unfunded commitments for the three months ended December 31, 2022, and a $493 thousand provision for unfunded commitments for the three months ended March 31, 2022. The recorded provision for unfunded commitments for the three months ended March 31, 2023, compared to the three months ended December 31, 2022, was attributable to changes in economic factors partially offset by a decrease in unfunded commitment balances. ACL as a percentage of LHI, excluding MW, was 1.07%, 1.01% and 1.02% at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

Dividend Information

After the close of the market on Tuesday, April 25, 2023, Veritex’s Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on or after May 25, 2023 to stockholders of record as of the close of business on May 11, 2023.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, pre-tax, pre-provision operating return on average loans, pre-tax, pre-provision operating return on average loans, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call and webcast to review the results on Wednesday, April 26, 2023, at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/4tvcudmz and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference at:

https://register.vevent.com/register/BI557c0ef1335341a3870ff09ae09bc101. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week thereafter. You may access the replay via webcast through the investor relations section of Veritex’s website.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; the effects of the COVID-19 pandemic and actions taken in response thereto; a continuation of recent turmoil in the banking industry, responsive measures to mitigate and manage it and related supervisory and regulatory actions and costs and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2022 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(Dollars and shares in thousands, except per share data)
Per Share Data (Common Stock):
Basic EPS	$0.71	$0.74	$0.80	$0.55	$0.66
Diluted EPS	0.70	0.73	0.79	0.54	0.65
Book value per common share	27.54	26.83	26.15	26.50	26.86
Tangible book value per common share[1]	19.43	18.64	17.91	18.20	18.51
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.20	0.20

Common Stock Data:
Shares outstanding at period end	54,229	54,030	53,988	53,951	53,907
Weighted average basic shares outstanding for the period	54,149	54,011	53,979	53,949	50,695
Weighted average diluted shares outstanding for the period	54,606	54,780	54,633	54,646	51,571

Summary of Credit Ratios:
ACL to total LHI, excluding MW	1.07%	1.01%	1.00%	1.02%	1.02%
NPAs to total assets	0.35	0.36	0.26	0.40	0.46
NPAs, excluding nonaccrual purchase credit deteriorated (“PCD”) loans, to total assets[3]	0.25	0.25	0.26	0.40	0.46
Net charge-offs to average loans outstanding, excluding MW4	0.04	0.28	0.12	0.04	0.28

Summary Performance Ratios:
Return on average assets[4]	1.28%	1.35%	1.50%	1.11%	1.36%
Return on average equity[4]	10.55	11.03	11.82	8.21	10.00
Return on average tangible common equity[1,4]	15.81	16.75	17.82	12.68	15.84
Efficiency ratio	48.42	47.63	44.71	50.76	52.84
Net interest margin	3.69	3.87	3.77	3.42	3.22

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.79	$0.74	$0.80	$0.55	$0.66
Pre-tax, pre-provision operating return on average assets[1,4]	2.21%	2.15%	2.20%	1.76%	1.71%
Pre-tax, pre-provision operating return on average loans[1,4]	2.84	2.78	2.88	2.35	2.34
Operating return on average assets[1,4]	1.44	1.36	1.51	1.12	1.38
Operating return on average tangible common equity[1,4]	17.72	16.95	17.94	12.77	16.08
Operating efficiency ratio[1]	45.63	47.11	44.37	50.45	52.05

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	12.09%	12.20%	12.69%	13.51%	13.58%
Tangible common equity to tangible assets[1]	8.66	8.60	8.58	9.04	9.98
Tier 1 capital to average assets (leverage)	9.67	9.82	9.79	10.14	10.66
Common equity tier 1 capital	9.32	9.09	9.09	9.25	9.84
Tier 1 capital to risk-weighted assets	9.56	9.34	9.35	9.52	10.14
Total capital to risk-weighted assets	11.99	11.63	11.68	11.95	12.73

1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC326 and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
4Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$808,395	$436,077	$433,897	$410,716	$551,573
Debt securities, net	1,150,959	1,282,460	1,303,004	1,354,403	1,244,514
Other investments	137,621	122,450	115,551	202,685	188,699

Loans held for sale	42,816	20,641	17,644	14,210	18,721
LHI, MW	437,501	446,227	523,805	629,291	542,877
LHI, excluding MW	9,237,159	9,036,424	8,513,254	7,923,131	7,143,941
Total loans	9,717,476	9,503,292	9,054,703	8,566,632	7,705,539
ACL, loans	(98,694)	(91,052)	(85,037)	(80,576)	(72,485)
Bank-owned life insurance	84,962	84,496	84,030	84,097	83,641
Bank premises, furniture and equipment, net	107,540	108,824	108,720	108,769	109,138
Other real estate owned (“OREO”)	—	—	—	1,032	1,062
Intangible assets, net of accumulated amortization	51,086	53,213	56,238	59,011	63,986
Goodwill	404,452	404,452	404,452	404,452	404,452
Other assets	245,690	250,149	238,896	193,590	173,561
Total assets	$12,609,487	$12,154,361	$11,714,454	$11,304,811	$10,453,680
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,212,389	$2,640,617	$2,811,412	$2,947,830	$2,765,895
Interest-bearing transaction and savings deposits	3,492,011	3,514,729	3,437,898	3,233,803	3,030,852
Certificates and other time deposits	2,896,870	2,086,642	1,667,364	1,562,626	1,435,409
Correspondent money market deposits	433,468	881,246	831,770	773,447	657,440
Total deposits	9,034,738	9,123,234	8,748,444	8,517,706	7,889,596
Accounts payable and other liabilities	171,985	177,579	173,198	126,116	105,552
Advances from Federal Home Loan Bank (“FHLB”)	1,680,000	1,175,000	1,150,000	1,000,000	777,522
Subordinated debentures and subordinated notes	229,027	228,775	228,524	228,272	228,018
Securities sold under agreements to repurchase	—	—	2,389	3,275	4,996
Total liabilities	11,115,750	10,704,588	10,302,555	9,875,369	9,005,684
Commitments and contingencies
Stockholders’ equity:
Common stock	609	607	606	606	605
Additional paid-in capital	1,308,345	1,306,852	1,303,171	1,300,170	1,297,161
Retained earnings	406,873	379,299	350,195	317,664	298,830
Accumulated other comprehensive (loss) income	(54,508)	(69,403)	(74,491)	(21,416)	18,982
Treasury stock	(167,582)	(167,582)	(167,582)	(167,582)	(167,582)
Total stockholders’ equity	1,493,737	1,449,773	1,411,899	1,429,442	1,447,996
Total liabilities and stockholders’ equity	$12,609,487	$12,154,361	$11,714,454	$11,304,811	$10,453,680

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$151,707	$136,846	$109,199	$82,191	$71,443
Debt securities	10,988	10,880	10,462	9,632	7,762
Deposits in financial institutions and Fed Funds sold	5,534	3,401	1,898	714	262
Equity securities and other investments	1,408	1,087	1,666	1,057	910
Total interest income	169,637	152,214	123,225	93,594	80,377
Interest expense:
Transaction and savings deposits	29,857	24,043	12,897	4,094	1,751
Certificates and other time deposits	20,967	8,543	3,919	1,465	1,380
Advances from FHLB	12,358	10,577	2,543	834	1,547
Subordinated debentures and subordinated notes	3,066	2,954	2,826	2,721	2,659
Total interest expense	66,248	46,117	22,185	9,114	7,337
Net interest income	103,389	106,097	101,040	84,480	73,040
Provision (benefit) for credit losses[1]	9,385	11,800	6,650	9,000	(500)
Provision (benefit) for unfunded commitments	1,497	(523)	850	—	493
Net interest income after provisions	92,507	94,820	93,540	75,480	73,047
Noninterest income:
Service charges and fees on deposit accounts	5,017	5,173	5,217	5,039	4,710
Loan fees	2,064	2,477	2,786	2,385	2,794
Loss on sales of investment securities	(5,321)	—	—	—	—
Gain on sales of mortgage loans held for sale	6	4	16	223	307
Government guaranteed loan income, net	9,688	7,808	572	789	4,891
Equity method investment (loss) income	(1,521)	(5,416)	(1,058)	966	367
Customer swap income	217	2,273	3,358	1,321	946
Other income (loss)	3,381	2,007	2,130	(345)	1,082
Total noninterest income	13,531	14,326	13,021	10,378	15,097
Noninterest expense:
Salaries and employee benefits	31,865	33,690	29,714	26,924	27,513
Occupancy and equipment	4,973	5,116	4,615	4,496	4,517
Professional and regulatory fees	4,389	4,401	3,718	2,865	3,158
Data processing and software expense	4,720	4,197	3,509	3,386	2,921
Marketing	1,779	1,841	1,845	2,306	1,187
Amortization of intangibles	2,495	2,495	2,494	2,495	2,495
Telephone and communications	478	358	389	352	385
Merger and acquisition (“M&A”) expense	—	—	384	295	700
Other	5,916	5,261	4,323	5,034	3,696
Total noninterest expense	56,615	57,359	50,991	48,153	46,572
Income before income tax expense	49,423	51,787	55,570	37,705	41,572
Income tax expense	11,012	11,890	12,248	8,079	8,102
Net income	$38,411	$39,897	$43,322	$29,626	$33,470
Net income available to common stockholders	$38,411	$39,897	$43,322	$29,626	$33,470

Basic EPS	$0.71	$0.74	$0.80	$0.55	$0.66
Diluted EPS	$0.70	$0.73	$0.79	$0.54	$0.65
Weighted average basic shares outstanding	54,149	54,011	53,979	53,949	50,695
Weighted average diluted shares outstanding	54,606	54,780	54,633	54,646	51,571
1 Includes provision for credit losses on loans of $8.5 million and available for sale (“AFS”) securities of $885 thousand for the three months ended March 31, 2023.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(In thousands, except percentages)
Assets
Interest-earning assets:
Loans[1]	$9,141,137	$146,801	6.51%	$8,743,380	$131,823	5.98%	$6,904,278	$68,374	4.02%
LHI, MW	360,172	4,906	5.52	383,080	5,024	5.20	421,680	3,069	2.95
Debt securities	1,252,457	10,988	3.56	1,286,342	10,880	3.36	1,140,834	7,762	2.76
Interest-bearing deposits in other banks	478,345	5,534	4.69	353,737	3,401	3.81	554,864	262	0.19
Equity securities and other investments	124,985	1,408	4.57	119,054	1,087	3.62	190,002	910	1.94
Total interest-earning assets	11,357,096	169,637	6.06	10,885,593	152,215	5.55	9,211,658	80,377	3.54
ACL, loans	(92,664)			(85,275)			(77,843)
Noninterest-earning assets	949,881			960,726			865,107
Total assets	$12,214,313			$11,761,044			$9,998,922

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,150,995	$29,857	2.92%	$4,321,936	$24,043	2.21%	$3,471,645	$1,751	0.20%
Certificates and other time deposits	2,588,728	20,967	3.28	1,785,152	8,543	1.90	1,501,852	1,380	0.37
Advances from FHLB	1,122,683	12,358	4.46	1,073,049	10,577	3.91	777,538	1,547	0.81
Subordinated debentures and subordinated notes	231,251	3,066	5.38	229,037	2,954	5.12	231,875	2,659	4.65
Total interest-bearing liabilities	8,093,657	66,248	3.32	7,409,174	46,117	2.47	5,982,910	7,337	0.50

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,470,700			2,737,468			2,591,504
Other liabilities	173,380			179,584			67,060
Total liabilities	10,737,737			10,326,226			8,641,474
Stockholders’ equity	1,476,576			1,434,818			1,357,448
Total liabilities and stockholders’ equity	$12,214,313			$11,761,044			$9,998,922

Net interest rate spread[2]			2.74%			3.08%			3.04%
Net interest income and margin[3]		$103,389	3.69%		$106,098	3.87%		$73,040	3.22%

1 Includes average outstanding balances of loans held for sale of $19,679, $15,296 and $12,769 for the three months ended March 31, 2023, December 31, 2022, and March 31, 2022, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Yield Trend

	For the Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Average yield on interest-earning assets:
Loans[1]	6.51%	5.98%	5.01%	4.16%	4.02%
LHI, MW	5.52	5.20	4.11	3.29	2.95
Debt securities	3.56	3.36	3.05	2.93	2.76
Interest-bearing deposits in other banks	4.69	3.81	2.17	0.77	0.19
Equity securities and other investments	4.57	3.62	3.25	2.53	1.94
Total interest-earning assets	6.06%	5.55%	4.59%	3.79%	3.54%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	2.92%	2.21%	1.23%	0.44%	0.20%
Certificates and other time deposits	3.28	1.90	0.94	0.40	0.37
Advances from FHLB	4.46	3.91	1.12	0.40	0.81
Subordinated debentures and subordinated notes	5.38	5.12	4.85	4.70	4.65
Total interest-bearing liabilities	3.32%	2.47%	1.27%	0.58%	0.50%

Net interest rate spread[2]	2.74%	3.08%	3.32%	3.21%	3.04%
Net interest margin[3]	3.69%	3.87%	3.77%	3.42%	3.22%
1Includes average outstanding balances of loans held for sale of $19,679, $15,296, $14,023, $12,112 and $12,769 for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Average cost of interest-bearing deposits	3.06%	2.12%	1.15%	0.43%	0.26%
Average costs of total deposits, including noninterest-bearing	2.24	1.46	0.76	0.28	0.17

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Mar 31, 2023		Dec 31, 2022		Sep 30, 2022		Jun 30, 2022		Mar 31, 2022
	(In thousands, except percentages)
LHI[1]
Commercial	$2,895,957	31.3%	$2,942,348	32.4%	$2,743,769	32.2%	$2,457,742	31.0%	$2,144,412	30.0%
Real Estate:
Owner occupied commercial (“OOCRE”)	631,563	6.8	715,829	7.9	677,705	7.9	646,723	8.1	633,615	8.9
Non-owner occupied commercial (“NOOCRE”)	2,505,344	27.1	2,341,379	25.9	2,273,305	26.6	2,203,970	27.8	2,145,826	29.9
Construction and land	1,831,349	19.8	1,787,400	19.7	1,673,997	19.6	1,532,997	19.3	1,297,338	18.1
Farmland	51,680	0.6	43,500	0.5	43,569	0.5	47,319	0.6	48,095	0.7
1-4 family residential	896,252	9.7	894,456	9.9	858,693	10.1	765,260	9.6	604,408	8.4
Multi-family residential	432,209	4.6	322,679	3.6	252,244	3.0	276,632	3.5	272,250	3.8
Consumer	8,316	0.1	7,806	0.1	7,465	0.1	7,520	0.1	9,533	0.1
Total LHI	$9,252,670	100%	$9,055,397	100%	$8,530,747	100%	$7,938,163	100%	$7,155,477	100%

MW	437,501		446,227		523,805		629,291		542,877

Total LHI[1]	$9,690,171		$9,501,624		$9,054,552		$8,567,454		$7,698,354

Deposits
Noninterest-bearing	$2,212,389	24.5%	$2,640,617	28.9%	$2,811,412	32.1%	$2,947,830	34.6%	$2,765,895	35.1%
Interest-bearing transaction	866,609	9.6	622,814	6.8	603,729	6.9	660,557	7.8	599,580	7.6
Money market	2,518,922	27.9	2,773,622	30.4	2,701,762	30.9	2,443,748	28.7	2,301,350	29.2
Savings	106,480	1.2	118,293	1.3	132,407	1.5	129,498	1.5	129,922	1.6
Certificates and other time deposits	2,896,870	32.1	2,086,642	22.9	1,667,364	19.1	1,562,626	18.3	1,435,409	18.2
Correspondent money market accounts	433,468	4.8	881,246	9.7	831,770	9.5	773,447	9.1	657,440	8.3
Total deposits	$9,034,738	100%	$9,123,234	100%	$8,748,444	100%	$8,517,706	100%	$7,889,596	100%

Loan to Deposit Ratio	107.3%		104.1%		103.5%		100.6%		97.6%

Loan to Deposit Ratio, excluding MW	102.4%		99.3%		97.5%		93.2%		90.7%

1 Total LHI does not include deferred fees of $15.5 million, $19.0 million, $17.5 million, $15.0 million and $11.5 million at March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Asset Quality

	For the Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(In thousands, except percentages)
NPAs:
Nonaccrual loans	$31,452	$30,364	$30,592	$42,242	$46,680
Nonaccrual PCD loans[1]	12,784	13,178	—	—	—
Accruing loans 90 or more days past due[2]	296	125	—	1,753	264
Total nonperforming loans held for investment (“NPLs”)	44,532	43,667	30,592	43,995	46,944
OREO	—	—	—	1,032	1,062
Total NPAs	$44,532	$43,667	$30,592	$45,027	$48,006

Charge-offs:
OOCRE	$(116)	$—	$(1,061)	$(244)	$(1,341)
NOOCRE	—	(1,019)	(838)	—	(553)
Commercial	(1,051)	(5,449)	(460)	(528)	(3,294)
Consumer	(62)	(41)	(19)	(1,091)	(134)
Total charge-offs	(1,229)	(6,509)	(2,378)	(1,863)	(5,322)

Recoveries:
1-4 family residential	1	24	4	3	—
OOCRE	—	26	—	245	—
NOOCRE	—	229	3	93	400
Commercial	364	415	177	572	144
Consumer	6	30	5	41	9
Total recoveries	371	724	189	954	553

Net charge-offs	$(858)	$(5,785)	$(2,189)	$(909)	$(4,769)

ACL	$98,694	$91,052	$85,037	$80,576	$72,485

Asset Quality Ratios:
NPAs to total assets	0.35%	0.36%	0.26%	0.40%	0.46%
NPAs, excluding nonaccrual PCD loans, to total assets	0.25	0.25	0.26	0.40	0.46
NPLs to total LHI, excluding MW	0.49	0.50	0.37	0.55	0.66
NPLs, excluding nonaccrual PCD loans, to total LHI, excluding MW	0.34	0.34	0.36	0.55	0.66
ACL to total LHI, excluding MW	1.07	1.01	1.00	1.02	1.02
Net charge-offs to average loans outstanding[3]	0.04	0.28	0.12	0.04	0.28
1 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
2 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.
3Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,493,737	$1,449,773	$1,411,899	$1,429,442	$1,447,996
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(35,808)	(38,247)	(40,684)	(43,122)	(45,560)
Tangible common equity	$1,053,477	$1,007,074	$966,763	$981,868	$997,984
Common shares outstanding	54,229	54,030	53,988	53,951	53,907

Book value per common share	$27.54	$26.83	$26.15	$26.50	$26.86
Tangible book value per common share	$19.43	$18.64	$17.91	$18.20	$18.51

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,493,737	$1,449,773	$1,411,899	$1,429,442	$1,447,996
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(35,808)	(38,247)	(40,684)	(43,122)	(45,560)
Tangible common equity	$1,053,477	$1,007,074	$966,763	$981,868	$997,984
Tangible Assets
Total assets	$12,609,487	$12,154,361	$11,714,454	$11,304,811	$10,453,680
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(35,808)	(38,247)	(40,684)	(43,122)	(45,560)
Tangible Assets	$12,169,227	$11,711,662	$11,269,318	$10,857,237	$10,003,668
Tangible Common Equity to Tangible Assets	8.66%	8.60%	8.58%	9.04%	9.98%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$38,411	$39,897	$43,322	$29,626	$33,470
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438
Less: Tax benefit at the statutory rate	512	512	512	512	512
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$40,337	$41,823	$45,248	$31,552	$35,396

Average Tangible Common Equity
Total average stockholders' equity	$1,476,576	$1,434,818	$1,453,816	$1,447,377	$1,357,448
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,014)
Average core deposit intangibles	(37,361)	(39,792)	(42,230)	(44,720)	(47,158)
Average tangible common equity	$1,034,763	$990,574	$1,007,134	$998,205	$906,276
Return on Average Tangible Common Equity (Annualized)	15.81%	16.75%	17.82%	12.68%	15.84%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Loans, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss on sale of debt securities AFS, net, less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision (benefit) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by noninterest income plus adjustments to operating noninterest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$38,411	$39,897	$43,322	$29,626	$33,470

Plus: Severance payments[1]	835	630	—	—	—
Plus: Loss on sale of debt securities AFS, net	5,321	—	—	—	—
Plus: M&A expenses	—	—	384	295	700
Operating pre-tax income	44,567	40,527	43,706	29,921	34,170
Less: Tax impact of adjustments	1,293	132	81	66	156
Operating earnings	$43,274	$40,395	$43,625	$29,855	$34,014

Weighted average diluted shares outstanding	54,606	54,780	54,633	54,646	51,571
Diluted EPS	$0.70	$0.73	$0.79	$0.54	$0.65
Diluted operating EPS	$0.79	$0.74	$0.80	$0.55	$0.66
1 Severance payments relate to certain restructurings made during the periods disclosed.

	For the Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$38,411	$39,897	$43,322	$29,626	$33,470
Plus: Provision for income taxes	11,012	11,890	12,248	8,079	8,102
Plus: Provision (benefit) for credit losses and unfunded commitments	10,882	11,277	7,500	9,000	(7)
Plus: Severance payments	835	630	—	—	—
Plus: Loss on sale of debt securities AFS, net	5,321	—	—	—	—
Plus: M&A expenses	—	—	384	295	700
Pre-tax, pre-provision operating earnings	$66,461	$63,694	$63,454	$47,000	$42,265

Average total assets	$12,214,313	$11,761,044	$11,460,857	$10,711,663	$9,998,922
Pre-tax, pre-provision operating return on average assets[1]	2.21%	2.15%	2.20%	1.76%	1.71%

Average loans	$9,501,309	$9,103,552	$8,729,093	$8,038,153	$7,325,958
Pre-tax, pre-provision operating return on average loans[1]	2.84%	2.78%	2.88%	2.35%	2.34%

Average total assets	$12,214,313	$11,761,044	$11,460,857	$10,711,663	$9,998,922
Return on average assets[1]	1.28%	1.35%	1.50%	1.11%	1.36%
Operating return on average assets[1]	1.44	1.36	1.51	1.12	1.38

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$43,274	$40,395	$43,625	$29,855	$34,014
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438
Less: Tax benefit at the statutory rate	512	512	512	512	512
Operating earnings adjusted for amortization of core deposit intangibles	$45,200	$42,321	$45,551	$31,781	$35,940

Average Tangible Common Equity
Total average stockholders' equity	$1,476,576	$1,434,818	$1,453,816	$1,447,377	$1,357,448
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,014)
Less: Average core deposit intangibles	(37,361)	(39,792)	(42,230)	(44,720)	(47,158)
Average tangible common equity	$1,034,763	$990,574	$1,007,134	$998,205	$906,276
Operating return on average tangible common equity[1]	17.72%	16.95%	17.94%	12.77%	16.08%

Efficiency ratio	48.42%	47.63%	44.71%	50.76%	52.84%
Net interest income	$103,389	$106,097	$101,040	$84,480	$73,040
Noninterest income	13,531	14,326	13,021	10,378	15,097
Plus: Loss on sale of AFS securities, net	5,321	—	—	—	—
Operating noninterest income	18,852	14,326	13,021	10,378	15,097
Noninterest expense	56,615	57,359	50,991	48,153	46,572
Less: Severance payments	835	630	—	—	—
Less: M&A expenses	—	—	384	295	700
Operating noninterest expense	$55,780	$56,729	$50,607	$47,858	$45,872
Operating efficiency ratio	45.63%	47.11%	44.37%	50.45%	52.05%
1 Annualized ratio for quarterly metrics.